EXHIBIT 16.1


                                  WANT & ENDER
                                  C.P.A., P.C.

                          Certified Public Accountants

MARTIN ENDER CPA
STANLEY Z. WANT. CPA, CFP


June 12, 2001

Board of Directors
ReDOX Technology Corporation
340 N. Sam Houston Pkwy. E., Suite 250
Houston, Texas 77060

Dear Sirs:

This is to confirm that the client-auditor relationship between ReDOX Techology Corporation and Want & Ender CPA, P.C. has ceased, and that during the past fiscal year and until the day our relationship with ReDOX Technology Corporation terminated, there were no material disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

We have read Item 4 on Form 8-K prepared by ReDOX Technology Corporation, and we agree with the statement contained therein with regard to us.

Very truly yours,
WANT & ENDER, CPA, P.C.

         /s/

By,  Martin Ender, CPA








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